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                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-78993) of our report dated February 22, 1999, relating to the financial statements and the financial statement schedules, which appears in the Annual Report on Form 10-K of Rohm and Haas Company for the year ended December 31, 1998.



/S/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 22, 1999